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                                                                 Exhibit 99.1


                                                               REVOCABLE PROXY

THE ARMSTRONG COUNTY TRUST COMPANY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints __________________ and _______________
as proxies, each with the power to appoint his substitute, and hereby authorizes said proxies to represent and to vote, as designated on the reverse hereof, all shares of common stock of The Armstrong County Trust Company held of record by the undersigned at the close of business on April __, 1996 at the Special Meeting of Stockholders to be held on April __, 1996 or at any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL.
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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL DESCRIBED BELOW.

        Adoption and approval of an Agreement and Plan of Reorganization dated as of October 24, 1995, as amended by the First Amendment to Agreement and Plan of Reorganization dated as of March __, 1996 (the "Merger Agreement"), by and among The Armstrong County Trust Company, a Pennsylvania bank and trust company ("Armstrong"), BT Financial Corporation, a Pennsylvania corporation ("BT Financial") and Johnstown Bank and Trust Company, a Pennsylvania bank and trust company wholly-owned by BT Financial ("Johnstown Bank"), pursuant to which Armstrong will merge with and into Johnstown Bank (the "Merger"), with Johnstown Bank being the surviving corporation, upon the terms and subject to the conditions set forth in the Merger Agreement, as more fully described in the enclosed Proxy Statement/Prospectus, receipt of which is hereby acknowledged.


          For                     Against                    Abstain

          [ ]                       [ ]                        [ ]

                        Please sign EXACTLY as your name appears on this card. When signing as trustee, executor, etc., title should be so stated. If shares are held jointly, only one signature is required. If a Corporation, please sign in full corporate name by President or other authorized officer. If a Partnership, please sign in partnership name by authorized persons.

                        Dated: ________________________________________, 1996


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                                       Authorized Signature(s)


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